Exhibit (h)(1)

AGENCY SERVICES AGREEMENT
BETWEEN
FIRST EAGLE ETF TRUST for and on
behalf of itself and each of those
entities listed in Exhibit A hereto
AND
JPMORGAN CHASE BANK, N.A.

SECURITIES SERVICES

jpmorgan.com

ETF Agency Services Agreement – 2025

AGENCY SERVICES AGREEMENT

THIS AGENCY SERVICES AGREEMENT (the “Agreement”), dated ____________, 2025 (“Effective Date”), by and between First Eagle ETF Trust, a Delaware Statutory Trust and registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), with offices at 1345 Avenue of the Americas, New York, NY 10105 (the “Trust”), for and on behalf of itself and each of the entities listed in Exhibit A hereto, and JPMORGAN CHASE BANK, N.A., a national banking association with a place of business at 270 Park Avenue, New York, NY 10017 (“J.P. Morgan”; with the Trust, each a “Party” and together the “Parties”).

PREMISE

J.P. Morgan, in its capacity as custodian of the Trust, has been engaged to provide custody services to the Trust and its various portfolios pursuant to the terms of an Amended and Restated Global Custody Agreement dated April 18, 2017 (as amended, the “Custody Agreement”). The Trust intends to issue in respect of its portfolios listed on Exhibit A hereto (each a “Fund” or an “ETF Series”) an exchange-traded class of shares known as “ETF Shares” for each ETF Series. The ETF Shares shall be created in bundles called “Creation Units.” The Trust, on behalf of the ETF Series, shall create and redeem ETF Shares of each ETF Series only in Creation Units principally in kind for portfolio securities of the particular ETF Series (“Deposit Securities”), as more fully described in the current prospectus and statement of additional information of the Trust, included in its registration statement on Form N-1A, Nos. 811-24120, 333-290276; and as authorized under Rule 6c-11 of the 1940 Act. Only brokers or dealers that are Authorized Participants and that have entered into an Authorized Participant Agreement with the Distributor, shall be authorized to create and redeem ETF Shares in Creation Units from the Trust. The Trust wishes to engage J.P. Morgan to perform certain services on behalf of the Trust with respect to the creation and redemption of ETF Shares, as the Trust’s agent, namely: to provide transfer agent services for ETF Shares of each ETF Series; to act as Index Receipt Agent (as such term is defined in the rules of the NSCC) with respect to the settlement of trade orders with Authorized Participants; to provide order taking services for creations and redemptions of Creation Units; and to provide custody services under the terms of the Custody Agreement, as supplemented hereby, for the settlement of Creation Units against Deposit Securities and/or cash that shall be delivered by Authorized Participants in exchange for ETF Shares and the redemption of ETF Shares in Creation Unit size against the delivery of Redemption Securities and/or cash of each ETF Series.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Trust and J.P. Morgan agree as follows:

1.	DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:

Agreement: means this Agency Services Agreement.

AI Technology: refers to any machine learning, neural network, large language model, generative artificial intelligence or other form of artificial intelligence system that processes data, performs tasks, or generates outputs in response to system inputs or user prompts. Such outputs may include, but are not limited to, analysis, predictions, classifications, recommendations, natural language text, images, video, audio, or computer code.

AML/Sanctions Requirements: means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Department of the Treasury’s Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

Applicable Law: means any applicable statute, including the 1940 Act, the Investment Advisers Act of 1940, as amended, the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934, as amended, as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

ETF Agency Services Agreement – 2025

Authorized Participant: means a broker or dealer that is a DTC participant and that has executed an Authorized Participant Agreement with the Distributor for the creation and redemption of Creation Units.

Authorized Participant Agreement: means the agreement between the Distributor, and a broker or dealer that is a DTC Participant governing the creation and redemption of Creation Units, and which is acknowledged by J.P. Morgan acting in its capacity as Index Receipt Agent and, if applicable, as Order Taker.

Authorized Person: means any person who has been designated by written notice from the Trust (or by any agent designated by the Trust, including, without limitation, an Investment Adviser), to act on behalf of Trust hereunder, any person who has received a User Code from the Trust, or any person authorized by the Trust to receive a User Code from J.P. Morgan, or any person who provides instructions to J.P. Morgan on behalf of the Trust via a JPMC API (defined below). Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.

Balancing Amount: means an amount of cash equal to the difference between the net asset value of a Creation Unit and the market value of the Deposit Securities (in the case of an creation) or the market value of the Redemption Securities (in the case of a redemption). For the creation of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable to the ETF Series by the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable by the ETF Series to the Authorized Participant. For redemptions of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable by the ETF Series to the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable to the ETF Series by the Authorized Participant.

BCP: has the meaning given to it in Section 19.4.

Cash Account: means any cash account established and maintained by J.P. Morgan pursuant to the Custody Agreement for any and all cash in any currency received by or on behalf of the J.P. Morgan for the account of the Trust or a Fund.

Cash Component: means an amount of cash consisting of the Balancing Amount and a Transaction Fee.

Clearing Process: means CNS, the NSCC clearing and settlement process for the creation and redemption of Creation Units for securities in kind.

CNS: means the Continuous Net Settlement System of NSCC.

Confidential Information: means all non-public information concerning the Trust which J.P. Morgan receives in the course of providing Services under this Agreement, including, without limitation, certain terms of this Agreement and any Personal Information of the Personnel of the Trust and Trust Affiliates. Except for Personal Information, which shall always constitute Confidential Information, the term Confidential Information does not include (i) information that is or becomes available to the general public other than as a direct result of J.P. Morgan’s breach of the terms of this Agreement, (ii) information that J.P. Morgan develops independently without using the Trust’s confidential information, (iii) information that J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to the Trust with respect to that information, or (iv) information that the Trust has designated as non-confidential or consented be disclosed.

Concentration Account Agreement: means a Concentration Account Agreement dated [•], as amended, entered into between the Custodian and each participating fund listed in Annex I thereto[, the Trust and the [Include Investment Manager name]] to open one or more omnibus accounts for the purposes of facilitating the processing of certain transactions on behalf of the Trust.

Creation Deposit: means the consideration for the creation of a Creation Unit consisting of Deposit Securities and the Balancing Amount.

Creation Unit: means a large block of a specified number of ETF Shares that makes up one unit of the ETF Series, as specified in the Prospectus. A Creation Unit is the minimum number of ETF Shares that may be created or redeemed at any one time.

Crisis: means an act of God, terrorism, disaster, emergency or other applicable force majeure event or situation.

Custodian: means J.P. Morgan acting in the capacity as securities custodian for the Trust.

ETF Agency Services Agreement – 2025

Deposit Securities: means with respect to each business day the designated basket of securities that will generally be tendered to an ETF Series by an Authorized Participant to create one or more Creation Units of that Fund’s ETF Shares.

Distributor: means the party identified as distributor in the Prospectus that may sign the Authorized Participant Agreement.

DTC: means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York.

DTC Participant: means a “participant” as such term is defined in the rules of DTC.

DTC Participant Account: means an “account” as such term is defined in the rules of DTC.

ETFs: means exchange-traded funds.

ETF Series: means the series of the Trust that are listed on Exhibit A hereto, as amended from time to time.

ETF Shares: means the shares of each ETF Series.

Fund Administrator: means J.P. Morgan or such other party as appointed by the Trust to act in the capacity as provider of fund administration services to the Funds.

Governing Documents: means, as applicable, the certificate of incorporation, bylaws, declaration of trust, memorandum of association and articles of association, certificate of formation, limited partnership agreement, limited liability company agreement, investment management agreement or other governing documents of the Trust, as amended from time to time.

Index Receipt Agent: means J.P. Morgan acting in the capacity as “index receipt agent,” as such term is defined in the rules of NSCC, for the Trust.

Information Provider: means any person (including a J.P. Morgan Affiliate) who provides software, information or the means of obtaining information on security prices, derivative prices, security characteristics data, market reference data derivative prices, foreign exchange, credit ratings, performance measurement or any other information obtained by J.P. Morgan in connection with the Services (including index return providers, security characteristics providers, and value-at-risk providers).

Instructions: means an instruction, whether or not in fact authorized, that has been verified in accordance with the Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith to have been given by an Authorized Person.

Intellectual Property Rights: means any and all intellectual property rights arising under or deriving from statute or at common law or equity now or hereafter in force or recognized, including patents, rights in inventions and invention disclosures, copyrights, mask work rights, moral rights, trademarks, trade secrets, service marks, trade dress, domain names or rights in other forms of intellectual property in the United States and throughout the world, including any application or right to apply for registration of, or assert or waive, any such rights.

Investment Adviser: means any person or entity appointed as investment adviser, investment manager, general partner, or managing member of the Funds, or in a similar capacity, in accordance with the Governing Documents.

Investment Decisions: means decisions in relation to buying, selling or holding any investment, engaging or removing an investment manager, emulation, rebalancing, asset allocation, hedging, treasury or risk management, or any other trading or investment decision.

J.P. Morgan Affiliate: means an entity controlling, controlled by, or under common control with, J.P. Morgan.

J.P. Morgan Indemnitees: means J.P. Morgan, J.P. Morgan Affiliates, and their respective nominees, directors, officers, employees and agents.

JPMC API: means a J.P. Morgan application programming interface.

JPMM ID: means an individual’s J.P. Morgan Markets ID.

Liabilities: means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a Party’s own income), or expenses of any kind whatsoever (whether actual or contingent and including, without

ETF Agency Services Agreement – 2025

limitation, reasonable and documented attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred); provided that, fees due in accordance with this Agreement that are subject to bona fide dispute shall not be considered Liabilities until the completion of the mutually agreed upon invoce dispute resolution process between J.P Morgan and the Trust.

NSCC: National Securities Clearing Corporation, a clearing agency that is registered with the SEC.

Offering Documents: means, as applicable the Registration Statement, Prospectus, offering memorandum, and any other offering documentation of the Trust as supplemented, updated or amended from time to time.

Order Taker: means J.P. Morgan or such other party as appointed by the Trust to act in the capacity as order taker of the Funds.

Outside the Clearing Process: means processing creation and redemption orders concerning Creation Units, Deposit Securities, and Redemption Securities for settlement outside of CNS, including settlement through DTC.

Personal Information: means, collectively, “personally identifiable information”, “non-public personal information”, “personal data”, “personal information” and any other similar terms defined by applicable data protection or privacy laws.

Personnel: means, collectively, a party’s trustees, directors, officers, employees, and “J.P. Morgan Personnel” shall be interpreted accordingly.

Prospectus: means, as applicable, the Trust’s, ETF Series’ or Funds’ prospectuses and/or statements of additional information, and any amendments and supplements thereto, as in effect and as amended and supplemented from time to time.

Redemption Securities: means the designated basket of securities provided by the Trust to an Authorized Participant redeeming a Creation Unit. On any given day, the Redemption Securities may or may not be identical to the Deposit Securities.

Registration Statement: means the registration statement on Form N-1A of the Trust, filed under the 1933 Act and the the 1940 Act, as amended or supplemented, updated or amended from time to time.

Regulator: means any: (i) governmental, regulatory (or quasi-governmental or quasi-regulatory) or other competent authority (wherever in the world located) having supervisory oversight or jurisdiction (including pursuant to an Insolvency Event) over a party and/or a party’s affiliates; or (ii) any law enforcement authority.

Replacement Provider: means any party with whom the Trust or any of its Trust Affiliates contracts for the provision by that party of services the same or similar to any Services.

Reports: means any data, information or reports provided by or issued by J.P. Morgan in connection with the provision of the Services.

SEC: means the U.S. Securities and Exchange Commission.

Security Breach: means any confirmed loss of or unauthorized access, acquisition, possession, use or disclosure (irrespective of cause) of Confidential Information by an unauthorized party that (i) creates a material risk of harm to the Trust or impacted individuals or (ii) otherwise may reasonably require notice to impacted individuals under applicable privacy law.

Security Procedure: means the applicable security procedure to be followed by the Trust (and its Authorized Persons) and/or by J.P. Morgan, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of instructions may be set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement or in separate documentation, and may be updated by J.P. Morgan from time to time upon notice to the Trust. A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, telephone call backs, or thirdparty utilities. For the avoidance of doubt, (i) a SWIFT message issued in the name of the Trust through any third-party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder shall be deemed to have been verified through a Security Procedure, and/or (ii) a message issued in the name of the Trust and received by J.P. Morgan through a JPMC API shall be deemed to have been verified through a Securities Procedure.

Security Standards: means, collectively: (i) J.P. Morgan’s security plans, policies, procedures and standards, and (ii) the minimum security requirements set out or referenced in Schedule E.

ETF Agency Services Agreement – 2025

Services: is as defined in Section 5 of this Agreement.

Shareholder: means DTC or its nominee. A single global certificate for each ETF Series will be created in the name of DTC or its nominee. DTC or its nominee shall be the sole registered holder of ETF Shares of each ETF Series.

Term: means the term of this Agreement.

Transaction Fee: means a transaction fee imposed by the Trust and payable by the Authorized Participant in connection with the creation or redemption of Creation Units.

Transfer Agent: means J.P. Morgan acting in the capacity as transfer agent for the ETF Shares of each ETF Series of the Trust.

User Code: means a password digital certificate, identifier (including biometric identifier), including JPMM ID, security device, algorithm, encryption or other similar procedure used to access J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.

2.	APPOINTMENT.

The Trust hereby appoints J.P. Morgan to provide services for the Trust, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES.

(a)	J.P. Morgan represents and warrants to the Trust that:

(i)	J.P. Morgan is a national bank duly organized and existing as a banking association under the laws of the United States;

(ii)	J.P. Morgan is duly qualified to carry on its business in the State of New York;

(iii)	J.P. Morgan is empowered under Applicable Law and by its charter and by-laws and has all necessary approvals, permits, authorizations and licenses to enter into and perform the services described in this Agreement;

(iv)	J.P. Morgan is a transfer agent registered with the SEC;

(v)	J.P. Morgan will, in the performance of the Services, comply with Applicable Law that applies to J.P. Morgan in its provision of the Services;

(vi)	all requisite corporate action has been taken to authorize J.P. Morgan to enter into and perform this Agreement and it has full power and authority to do so;

(vii)	To the best of J.P. Morgan’s knowledge, no material legal or administrative proceedings have been instituted against J.P. Morgan which would materially impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement;

(viii)	J.P. Morgan will comply with the Trust’s portfolio holdings disclosure policy, as made available to J.P. Morgan; and

(ix)	J.P. Morgan has established and maintains and enforces written policies and procedures reasonably designed to prevent material and intentional violations of Applicable Law relating to J.P. Morgan’s duties as a service provider hereunder.

(b)	The Trust represents and warrants to J.P. Morgan that:

(i)	the Trust is duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)	the Trust is empowered under Applicable Law and by its charter document and by-laws to enter into and perform this Agreement;

ETF Agency Services Agreement – 2025

(iii)	all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

(iv)	the Trust is an open-end management investment company properly registered under the 1940 Act;

(v)	a Registration Statement has been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;

(vi)	to the best of the Trust’s knowledge, no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Registration Statement;

(vii)	to the best of the Trust’s knowledge, the Registration Statement complies in all material respects with the 1933 Act and the 1940 Act and none of the Prospectuses contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in the context in which they were made; and

(viii)	to the best of the Trust’s knowledge, the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or Applicable Law applicable to it.

4.	DELIVERY OF DOCUMENTS.

The Trust shall promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(a)	resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Trust;

(b)	the Trust’s charter documents;

(c)	the Trust’s by-laws;

(d)	the Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC;

(e)	the Trust’s Registration Statement, as filed with the SEC;

(f)	opinions of counsel regarding the Trust’s securities creation and auditors’ reports;

(g)	the Prospectus relating to all funds, series, portfolios and classes, as applicable;

(h)	the Trust’s annual and semi-annual reports for the current year and annually while this Agreement is in effect; and

(i)	such other agreements as the Trust may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

5.	SERVICES PROVIDED.

J.P. Morgan shall provide the following services (the “Services”) subject to the control, direction and supervision of the Board and its designated agents and in compliance with the objectives, policies and limitations set forth in the Registration Statement, charter document and by-laws; Applicable Law and regulations; and all resolutions and policies implemented by the Board:

(a)	Transfer Agency Services described in Schedule A to this Agreement;

(b)	Index Receipt Agent Services described in Schedule B to this Agreement;

(c)	Order Taking Services described in Schedule C to this Agreement; and

(d)	such other services in connection with ETF Shares as the Parties may mutually agree in writing.

ETF Agency Services Agreement – 2025

6.	FEES AND EXPENSES.

(a)	As compensation for the Services rendered to the Trust pursuant to this Agreement the Trust shall pay or cause to pay J.P. Morgan the fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable legal fees. Upon request by the Trust, J.P. Morgan shall provide the Trust with receipts, invoices or other appropriate written evidence reasonably satisfactory to the Trust confirming any expense for which payment or reimbursement is being sought under this Section.

(b)	J.P. Morgan may propose reasonable amendments to the fees (subject to advance notice and Trust’s agreement) at any time should there be a change in Applicable Law that results in a change to the Services, or an increase in J.P. Morgan’s costs or risk associated with provision of the Services, as set forth in further detail in Section 20 hereof. If such amendments are mutually satisfactory, the applicable fee schedule will be amended accordingly.

(c)	Invoices will be payable within sixty 60) days of the invoice being received. If the Trust disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan and the Trust shall work together in good faith to resolve all disputes properly and promptly. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Trust has objected to in writing within thirty (30) days of the date of invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

(d)	If J.P. Morgan or any other J.P. Morgan Indemnitee is required by governmental regulation, summons, subpoena or other legal process to produce its documents, or to produce its personnel as witnesses, with respect to any Services provided under this Agreement, the Trust will, so long as such J.P. Morgan Indemnitee is not the subject of the investigation or proceeding in which the information or testimony is sought, reimburse such J.P. Morgan Indemnitee for its professional time and expenses (including counsel fees) incurred in responding to such requests. Nothing in this Section shall be deemed to limit in any manner the indemnification rights of J.P. Morgan Indemnitees provided in this Agreement.

7.	INSTRUCTIONS.

7.1	Acting on Instructions; Method of Instruction; and Unclear Instructions.

(a)	The Trust authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. The Trust is solely responsible for the accuracy and completeness of Instructions, their proper delivery to J.P. Morgan, for updating such Instructions as may be necessary to ensure continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities to the extent resulting from the Trust’s failure to perform these responsibilities.

(b)	The Trust will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees to the extent resulting from any action or omission taken in accordance with any Instruction or other directions upon which J.P. Morgan is authorized to rely under the terms of this Agreement, except to the extent that such Liabilities are caused by the fraud, negligence or willful misconduct of the J.P. Morgan Indemnitees in the manner in which it carries out such Instruction or direction.

(c)	To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system acceptable to J.P. Morgan. The use of a JPMC API by the Trust to provide Instructions to J.P. Morgan shall be subject to the terms of Schedule D, in addition to any other applicable terms in this Agreement.

(d)	J.P. Morgan shall promptly notify an Authorized Person, if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may

ETF Agency Services Agreement – 2025

reasonably decline to act upon an Instruction if it does not receive missing information, clarification or confirmation satisfactory to it but J.P. Morgan shall promptly notify the Trust of its decision not to act upon an Instruction, which notification may be in the form of a rejection automatically generated by the relevant systems. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification or confirmation satisfactory to it, except to the extent such Liabilities result from the fraud, negligence or willful misconduct of J.P. Morgan.

7.2	Verification and Security Procedure.

(a)	J.P. Morgan and the Trust shall comply with any applicable Security Procedure to permit J.P. Morgan to verify the authenticity of Instructions provided that a copy of the then-current Security Procedure is made available to the Trust. Notwithstanding the foregoing, to the extent that the Security Procedure contains provisions relating to the liability of J.P. Morgan that are inconsistent with or conflict with any provision of this Agreement, the provision of this Agreement shall prevail.

(b)	The Trust acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, instructions. The Trust shall within ten (10) business days notify J.P. Morgan if it does not believe that any procedural requirement in the Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection in such timeframe constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(c)	The Trust and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Trust or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Trust’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third-party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Trust or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third-party messaging platform through which the Instructions are transmitted, the Trust shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan. Notwithstanding the foregoing, J.P. Morgan shall, to the extent it maintains any User Code in its systems or records, be responsible for ensuring that User Codes maintained in J.P. Morgan’s systems or records are reasonably safeguarded.

(d)	Notwithstanding anything to the contrary in this Agreement, the Trust hereby agrees that where an instruction/directive is provided to J.P. Morgan through a JPMC API, J.P. Morgan shall not be required to authenticate such instruction/directive through any means, including an access code or User Code. J.P. Morgan shall be entitled to rely on an instruction/directive that is submitted to a JPMC API by any individual who identifies itself as an Authorized Person and such instruction/directive shall be deemed an Instruction for purposes of this Agreement, as long as such instruction/directive includes the individual’s active JPMM ID. Although no authentication will be required, J.P. Morgan hereby agrees to use commercially reasonable efforts to verify that the individual’s JPMM ID is active and is associated to the Trust in J.P. Morgan’s records. The JPMM ID must be active in order for J.P. Morgan to accept such Instruction through a JPMC API.

(e)	To the extent an active JPMM ID is required in order for the Trust to provide certain Instructions to J.P. Morgan, the Trust shall ensure that each of its relevant Authorized Persons maintain their JPMM ID active throughout the term of this Agreement. An active JPMM ID is also required for business continuity purposes and for approval of certain orders, through J.P. Morgan’s proprietary order taking platform, where applicable.

ETF Agency Services Agreement – 2025

7.3	Instructions Contrary to Law/Market Practice/Fund Documents.

J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to Applicable Law, the Governing Documents, the Offering Documents or market practice and will not be responsible for any Liabilities to the extent resulting from not acting upon such Instruction. Notwithstanding the foregoing, J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law, the Governing Documents, the Offering Documents or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will promptly, to the extent permitted by Applicable Law, notify the Trust of its concerns and, to the extent permitted by Applicable Law, allow the Trust an opportunity to give a valid Instruction.

8.	LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

8.1	Standard of Care; Liability

(a)	J.P. Morgan shall use reasonable care in performing its duties under this Agreement. J.P. Morgan shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its duty of reasonable care.

(b)	Subject to Section 8.2, J.P. Morgan will be liable for, and shall indemnify, defend and hold harmless the Trust from and against, the Trust’s direct Liabilities to the extent they result from J.P. Morgan’s fraud, negligence, or willful misconduct in connection with the performance or nonperformance of its duties as set out in this Agreement or a material breach of its obligations under this Agreement (including the selection, appointment or use by J.P. Morgan of any Information Provider). The Trust shall use all commercially reasonable efforts to mitigate any Liability for which indemnity is sought hereunder; provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder. To the extent practicable, the Trust shall use reasonable efforts to promptly notify J.P. Morgan of the circumstances and all pertinent facts related to the claim for indemnification, it being understood that a failure to notify shall not serve to limit J.P. Morgan’s obligation to indemnify the Trust hereunder.

(c)	The Trust will indemnify the J.P. Morgan Indemnitees solely against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided that the J.P. Morgan Indemnitee has not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question. J.P. Morgan shall use commercially reasonable efforts to mitigate any Liability for which indemnity is sought hereunder provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder. Nevertheless, the Trust will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under this Agreement. To the extent practicable, J.P. Morgan shall use reasonable efforts to promptly notify the Trust of the circumstances and all pertinent facts related to the claim for indemnification, it being understood that a failure to notify shall not serve to limit the Trust’s obligation to indemnify the J.P. Morgan Indemnitees hereunder. In no instances shall the Trust be obligated to indemnify any J.P. Morgan Indemnitee out of any assets other than the assets of the particular Trust in connection with which the Liability has arisen.

8.2	Limitations of J.P. Morgan’s Liability

(a)	Under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect); (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as a service provider to the Trust; (iii) any Liabilities suffered by any person as a result of the failure of any of the Dependencies (defined below) to be met; (iv) the assumptions made by J.P. Morgan in good faith in preparing a Report proving to be incorrect, inaccurate or inapplicable or any assumption which could or should have been made not being made; (v) any Liabilities arising as a consequence of the Trust using, or providing to any other person to use, any Report or information in or derived from or based on any Report, to make decisions (including Investment Decisions);

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or (vi) any Liabilities suffered by any person relating to any decisions made by J.P. Morgan in complying with AML/Sanctions Requirements.

(b)	Under no circumstances will the Trust and/or its Investment Adviser be liable for (i) any loss of profits (whether direct or indirect); or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Trust’s, Adviser’s and/or Fund’s acts or omissions under this Agreement, provided that this Subsection 8.2(b) shall not apply to any Liability owing to a third party asserting a claim against J.P. Morgan for which J.P. Morgan is entitled to be indemnified under this Agreement.

(c)	Notwithstanding any provision herein that may be to the contrary, the maximum aggregate liability of J.P. Morgan and J.P. Morgan Indemnitees in respect of any and all claims of any kind arising out of, in connection with or relating to this Agreement or the provision of the Services, regardless of the form of action (including breach of warranty, breach of contract, tort, negligence, strict liability or statutory) or type of damages, in respect of any calendar year, shall not exceed an aggregate amount equal to the total annual amount of fees paid for the Services under this Agreement; provided that, under no circumstances will J.P. Morgan’s aggregate liability under this Agreement for the term of this Agreement (including any extensions thereof) exceed an amount equal to five (5) times the total annual amount of fees paid for the Services under this Agreement.

(d)	The Trust agrees that J.P. Morgan’s ability to provide the Services and comply with the terms of this Agreement is dependent upon the performance of actions or obligations by the Trust or the Investment Adviser, or by any person (other than J.P. Morgan) (the “Dependencies”). In any period during which the Dependencies are not met, the Parties will cooperate to ensure that such period is kept as short as reasonably possible and J.P. Morgan will use commercially reasonable efforts to provide the Services, provided that J.P. Morgan shall not be obliged to incur additional costs to do so. The Dependencies are as follows:

(i)	the Trust or the Investment Adviser performing any responsibility set forth in any service-level document or any other documents agreed between the Parties from time to time;

(ii)	the Trust, the Investment Adviser, Authorized Participant, and other service providers of the Trust or the Investment Adviser whose cooperation is reasonably required in order for J.P. Morgan to provide the Services, providing such cooperation, information, documentation, data, notice and Instructions to J.P. Morgan promptly, accurately, adequately and completely and in accordance with any agreed formats or timelines to allow J.P. Morgan to provide the Services;

(iii)	any information provided to J.P. Morgan by or on behalf of the Trust or the Investment Adviser or the Authorized Participant, or which was prepared or maintained by the Trust or Investment Adviser or Authorized Participant, or any third party (other than a sub-contractor of J.P. Morgan) on their behalf, being authorized, accurate and complete;

(iv)	the continuation in force of all agreements between the Trust or the Investment Adviser and Authorized Participant, as applicable, and any third-party provider, upon which J.P. Morgan relies in providing the Services and which are not being provided by a J.P. Morgan Affiliate;

(v)	any warranty, representation, covenant or undertaking made by the Trust under this Agreement being and remaining true and correct at all times;

(vi)	communications systems in respect of activities which interface with the Services being and remaining fully operational (whether such systems are operated by the Trust, the Investment Adviser, Authorized Participant or a third party (as instructed by the Trust or the Investment Adviser));

(vii)	markets on which the Trust’s securities or derivatives are traded are operating normally, and no cessation or suspension of trading of any securities or derivatives held by the Trust on any market;

(viii)	any information provided to J.P. Morgan by any Information Provider being accurate and complete; and

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(ix)	any data that is transitioned to J.P. Morgan prior to the time it begins to provide the Services being accurate and complete.

(e)	Without limiting subsections (a), (b), or (c) of this Section 8.2, the Trust will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities arising out of or attributable to:

(i)	non-compliance by an Authorized Participant with the terms of the applicable Authorized Participant Agreement or the Authorized Participant handbook;

(ii)	actions or omissions by the Trust, an Authorized Participant or any person authorized to act on either of their behalves that violate any term or condition of use of J.P. Morgan’s electronic networks, systems, or platforms; and

(iii)	any claim, demand or cause of action, whether groundless or otherwise, that the ETF Shares or any of the services provided herein for the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right.

8.3 Insurance

(a)	J.P. Morgan will maintain insurance protection which is required under Applicable Law or which J.P. Morgan deems advisable to cover its duties and responsibilities generally under this Agreement. The Trust acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Trust.

(b)	Without prejudice to or limiting J.P. Morgan’s obligations or liability under this Agreement in any way, J.P. Morgan hereby confirms that as of the Effective Date, it maintains in full force and effect such policies of insurance as are sufficient for a business of J.P. Morgan’s type, including at least the policies, in at least the minimum coverage amounts and on the terms, set out in Schedule F or such other amounts as may be agreed in writing by the Parties. J.P. Morgan shall ensure that all insurance required to be carried by J.P. Morgan is with sound and reputable insurers that maintain a minimum rating of A-VII by the A.M. Best Company or its equivalent. If coverage is written on a “claims made” basis, it shall be maintained for at least two years following the termination or expiration of this Agreement. J.P. Morgan shall not do or omit to do anything to invalidate the cover under any insurance policy required pursuant to this Agreement. J.P. Morgan shall notify the Trust as to all accidents and insurance claims for damage arising from or in connection with this Agreement. J.P. Morgan shall cooperate fully with the Trust and with any insurance carrier in the investigation and defense of all such incidents, accidents and claims. Where possible, J.P. Morgan shall maintain that its insurers waive rights of recovery (under subrogation or otherwise) against the Trust, Trust Affiliates and Personnel pursuant to any policy of insurance required by this Agreement.

9.	INTELLECTUAL PROPERTY RIGHTS/ARTIFICIAL INTELLIGENCE.

9.1	Intellectual Property Rights

(a)	Each Party exclusively owns and retains all right, title and interest (including all Intellectual Property Rights) in any and all of the Technology and Confidential Information owned by such Party in existence before the Effective Date, or developed or acquired independently from this Agreement. “Technology” means any products, services, works of authorship, know-how, information that may be considered trade secret, inventions, research, development, business activities, proprietary methodologies, tools, models, software (including underlying code), algorithms, architecture, implementations, prototypes, designs, proprietary information or data, documentation, or other items of tangible or intangible property.

(b)	As between the Trust and J.P. Morgan, the Intellectual Property Rights in and to any documentation or other materials provided by the Trust and maintained by J.P. Morgan for the Trust (“Trust Materials”), shall be owned by the Trust and remain subject to the terms and conditions of this Agreement. The Trust grants to J.P. Morgan a non-exclusive, royalty free, perpetual, fully-paid, sub-licensable, worldwide right and license to use, adapt, display, modify, merge, reproduce, translate and create derivative works from the Trust Materials, solely as may be necessary for the performance by J.P. Morgan of its obligations or the exercise of its rights under this

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Agreement or as required pursuant to Applicable Law or J.P. Morgan’s record retention policies. The Trust represents, warrants and covenants that the Trust Materials and J.P. Morgan’s use solely as may be necessary for the performance by J.P. Morgan of its obligations or th exercise of its rights under this Agremement shall not infringe upon or otherwise violate the Intellectual Property Rights of any third party; and

(c)	Subject to Section 9.1(a), the Intellectual Property Rights in and to any and all of J.P. Morgan’s Technology generated, created, made or used in connection with this Agreement are owned by J.P. Morgan.

9.2	Artificial Intelligence

For the avoidance of doubt, J.P. Morgan and J.P. Morgan Affiliate may use Confidential Information with or in AI Technology in the course of providing Services to Customer pursuant to this Agreement, provided such use shall not expose such Confidential Information to a third party, except as otherwise permitted herein. This limitation on use includes that the Confidential Information not be used to train or improve AI Technology in a way that makes the information, or any portion thereof, accessible or identifiable to a third party.

As long as consistent with the foregoing and J.P. Morgan’s policies and procedures that are reasonably designed to assure responsible use of artificial intelligence, J.P. Morgan and J.P. Morgan Affiliates may use Confidential Information as follows: (i) within AI Technology in J.P. Morgan’s or J.P. Morgan Affiliates’ internally-controlled environment; or (ii) within AI Technology of a service provider or vendor, in each case where the use of AI Technology protects the Customer’s identity and confidentiality, preventing access by any third party.

Third-party vendors or service providers shall not be permitted to use Confidential Information for any purpose other than in connection with the provision of services to J.P. Morgan.

For clarity, J.P. Morgan’s use of AI Technology shall protect Confidential Information in accordance with this Agreement, and J.P. Morgan Affiliates, service providers, or vendors using Confidential Information shall comply with confidentiality obligations at least as restrictive as those contained herein.

10.	REDISTRIBUTION OF DATA FROM THIRD PARTIES.

The Reports and other output from the Services provided by J.P. Morgan to the Trust under this Agreement may contain data licensed from Information Providers. Such data is the intellectual property of those Information Providers and is subject to restrictions on use contained in the license agreement between the Information Provider and J.P. Morgan, which J.P. Morgan cannot unilaterally change. J.P. Morgan will notify the Trust of any such restrictions that may affect the Trust’s use of the that data to the extent provided herein, and shall use reasonable efforts to notify the Trust if the Information Provider adds additional restrictions on the use of such data. The Trust acknowledges that its continued use of such data as provided herein shall constitute the Trust’s acceptance of the revised usage restrictions, provided, however, that any redistribution of such data or information derived therefrom may require a separate license from the relevant Information Providers.

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11.	TERM AND TERMINATION.

11.1. Term and Termination.

The initial term of this Agreement shall be for a period of five (5) years following the date on which J.P. Morgan commenced providing services under this Agreement. Following the initial term, this Agreement shall be in effect until a valid termination notice is given by the Trust or J.P. Morgan upon at least one hundred and eighty (180) days’ prior written notice. The terminating Party in its notice to the other Party shall specify the date of termination. Upon termination of this Agreement, the Trust shall pay to J.P. Morgan such compensation and any reasonable out-of-pocket or other reimbursable expenses which may become due or payable under the terms of this Agreement as of the date of termination or after the date that the provision of services ceases, whichever is later.

11.2. Other Grounds for Termination

(a)	Either Party may terminate this Agreement immediately upon written notice to the other Party following the occurrence of any of the following:

(i)	the other Party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within ninety (90) days of being given written notice of the material breach, unless the Parties agree to extend the period to remedy the breach;

(ii)	the other Party (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable); or (E) is the subject of a measure similar to any of the foregoing, including, without limitation, any measure taken by a Regulator in connection with or in anticipation of any of the foregoing (each, an “Insolvency Event”). J.P. Morgan acknowledges that, as required by relevant Regulators, in the event that a Trust Affiliate undergoes an Insolvency Event, any right J.P. Morgan may have (whether contractual or otherwise) to terminate this Agreement, to suspend or modify any Services or the terms on which they are provided, or to restrict the Trust’s respective rights or benefits (in whole or part) pursuant to this Agreement, shall be suspended for as long as the Trust’s payment obligations and any relevant restrictions on use of the Products or Services continue to be complied with. Nothing in the foregoing shall prevent J.P. Morgan from exercising the foregoing rights as a result of a Trust’s Insolvency Event;

(iii)	the relevant federal or state authority withdrawing its authorization of either Party.

(iv)	If a Force Majeure Event substantially prevents performance of any services necessary for the performance of functions reasonably agreed by the parties as critical for more than three (3) consecutive business days, then the Trust may terminate all or any portion of this Agreement and the services so affected, as of a date specified by the Trust in a written notice of termination to J.P. Morgan, in which case, J.P. Morgan’s fees will be equitably adjusted as necessary to reflect the value of any remaining services.

(v)	At any time (including during the Initial Term), the Trust may elect to remove any fund or series of a fund from this Agreement in connection with the liquidation of the fund or the merger of a fund into another fund, in each case by notifying J.P. Morgan in writing or other mutually agreed communication method.

(b)	J.P. Morgan may terminate this Agreement by giving not less than one hundred and eighty (180) days’ prior written notice to the Trust in the event that J.P. Morgan reasonably determines that servicing the Trust raises reputational or regulatory concerns.

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(c)	The Trust may terminate this Agreement by giving prior written notice to J.P. Morgan in the event that the Trust reasonably determines that appointing J.P. Morgan to provide the Services, or part of the Services, raises reputational or regulatory concerns.

(d)	In the event of the termination of the Custody Agreement between J.P. Morgan and the Trust, J.P. Morgan may terminate this Agreement in whole or in part and cease to provide the Services simultaneously with the transition of the assets of the Trust to a successor custodian in accordance with the Trust’s instructions.

11.3 Transition following Termination.

(a) The Trust undertakes to use its best efforts to appoint a Replacement Provider as soon as practicable after delivering or receiving, as the case may be, a notice of termination, provided that if Trust has not transitioned to a Replacement Provider as of the date of termination, J.P. Morgan will continue to provide the Services, and to facilitate the orderly transfer of Services to such Replacement Provider at the fees agreed upon by the Trust and J.P. Morgan. The Trust agrees to pay such reasonable expenses and charges as J.P. Morgan and the Trust may mutually agree in connection with such transition. Subject to payment of any amount duly owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer a copy of such records and related supporting documentation held by it under this Agreement, to any Replacement Provider of the Services or to such other person as the Trust may direct.

(b) J.P. Morgan will act in accordance with all Instructions delivered to it by the Trust with respect to such delivery and transition of its responsibilities to a successor transfer agent provided that such Instructions shall be reasonable and practicable and not in conflict with any provision of this Agreement.

12.	NOTICES.

Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of email, whichever occurs first, or upon receipt if by mail to the Parties at the following address (or such other address as a Party may specify by notice to the other):

If to the Trust: First Eagle ETF Trust
Attention: Shareholder Services
Telephone: 212-698-3418
Email: mfops@firsteagle.com

If to J.P. Morgan in its capacity as Transfer Agent, Index Receipt Agent, or Order Taker to:

JPMorgan Chase Bank, N.A.
70 Fargo St., Floor 08
Boston, MA 02210
Attention: Adam King, Securities Services
Email: adam.king@jpmorgan.com

If to J.P. Morgan in its capacity as Custodian, as provided for in the Custody Agreement.

13.	SEVERABILITY; WAIVER; AND SURVIVAL.

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either Party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a Party of any

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provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the Party against whom the waiver is to be enforced.

(c)	Termination or expiration of this Agreement shall not affect: (i) the Parties’ rights, protections, and remedies under this Agreement; or (ii) the survival of any provision explicitly intended to come into force upon termination or expiration.

14.	FORCE MAJEURE.

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will not be liable, however, for any Liabilities of any nature that the Trust or any third party may suffer or incur, caused by an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), nationalization, expropriation, legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), theft, cyber-attack, malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s gross negligence in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, power failures or any other cause beyond the reasonable control of J.P. Morgan (including without limitation the unavailability of appropriate foreign exchange). J.P. Morgan will use commercially reasonable efforts to resume or otherwise continue performance of its obligations as soon as is reasonably practicable. Neither Party will be entitled to any additional payments from the other Party for costs or expenses incurred by it as a result of any Force Majeure Event.

15.	AMENDMENTS.

This Agreement may be modified or amended from time to time by mutual written agreement between the Parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

16.	ASSIGNMENT; DELEGATION.

This Agreement will be binding on each of the Parties’ successors and assigns. The Parties agree that neither Party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by J.P. Morgan to any J.P. Morgan Affiliate or in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s agency services business, provided that, to the extent practicable, J.P. Morgan shall provide reasonable notice of any such assignment or transfer. Furthermore, and notwithstanding anything to the contrary in this Agreement, in the event J.P. Morgan becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. §§ 1811–1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. §§ 5381–5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from J.P. Morgan will be effective to the extent effective under the U.S. Special Resolution Regime.

17.	GOVERNING LAW AND JURISDICTION.

This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the Parties waive any objection to venue or their convenience as a forum. The Parties agree to submit to the jurisdiction of either of the courts specified and to accept service of process to vest personal jurisdiction over them in such courts. The Parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such

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lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Trust may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Trust shall not claim, and it hereby irrevocably waives, such immunity.

18.	USE OF NAME.

The Trust shall not use J.P. Morgan’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of J.P. Morgan hereunder, in a manner not approved by J.P. Morgan in writing prior to such use; provided, however, that J.P. Morgan hereby consents to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

19.	Confidentiality/SECURITY Terms.

19.1	Confidentiality

(a)	Subject to Section 19(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s or the Funds’ business, or with the consent of the Trust.

(b)	The Trust authorizes J.P. Morgan to disclose Confidential Information to:

(i)	any service provider and/or vendor to the Funds that J.P. Morgan believes is reasonably required by such person in connection with J.P. Morgan’s provision of the relevant Services under this Agreement;

(ii)	its professional advisers, auditors or public accountants;

(iii)	its branches and Affiliates; and

(iv)	any revenue authority or any governmental entity.

19.2	Security

(a) J.P. Morgan shall notify the Trust without any undue delay in the event that J.P. Morgan learns a Security Breach has occurred. Each such notification shall contain, unless otherwise prohibited by Applicable Laws and to the extent available to J.P. Morgan, details of the Confidential Information impacted by the Security Breach that are known at the time. J.P. Morgan shall (i) promptly use commercially reasonable efforts to take appropriate steps to contain and control the Security Breach to prevent unauthorized access or further unauthorized access (as applicable) to the Confidential Information; (ii) take commercially reasonable measures to mitigate the effects of the Security Breach; and (iii) provide reasonable cooperation to the Trust or its investigator or support the Trust’s responses to Regulators in investigating and responding to each Security Breach as necessary to facilitate the Trust’s compliance with any applicable law in relation to the Security Breach.

(b) J.P. Morgan shall, throughout the Term, maintain and comply with the Security Standards. J.P. Morgan shall ensure that the Security Standards meet industry best practices (for a supplier providing services similar to the Services being provided by J.P. Morgan) and are reasonably sufficient to protect against unauthorized access to and destruction, loss, or improper alteration of, the Trust’s Confidential Information. Without prejudice to the generality of the foregoing, J.P. Morgan shall ensure that the Security Standards include: (i) IT and cyber security controls (such as access and authentication requirement, firewall management); (ii) protection of the Trust’s Confidential Information in transit and storage using encryption; (iii) physical security measures and monitoring of premises; (iv) practices to detect, report and resolve security vulnerabilities and threats; (v) screening and regular training of J.P. Morgan Personnel engaged in the provision of Services and regular reviews of their access privileges; (vi) internal information barriers and internal procedures to prevent breach of confidentiality and to avoid conflict of interest; and (vii) a cybersecurity program and risk identification process. J.P. Morgan shall ensure that the Security Standards include the IT and cyber security controls set out in Exhibit D.

19.3	Vulnerability and Patch Management

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(a) J.P. Morgan monitors and supervises the development of all software that is used to process the Trust’s Confidential Information and conducts a security review of its environment. J.P. Morgan reviews and tests custom code that is used to process the Trust’s Confidential Information to identify potential coding vulnerabilities in accordance with industry standard security practices. All documentation of such assessments and remediation actions taken are confidential and proprietary and not disclosed externally.

(b) Applications that are used to process the Trust’s Confidential Information are periodically scanned to detect vulnerabilities in static code or open source components and penetration tests are performed regularly (e.g., prior to releases, and at regular intervals if there are no releases). J.P. Morgan employs a comprehensive software security assurance program (“SSAP”) that includes architectural risk reviews, secure code reviews, threat-based penetration testing, dynamic scanning in the quality assurance phase for all applications that process Trust’s Confidential Information and a periodic security evaluation of all externally facing applications.

(c) Patch management and vulnerability remediation across J.P. Morgan’s applications and infrastructure are based on an internal prioritized scoring model which uses the Common Vulnerability Scoring System (CVSS), information from internal vulnerability assessments, and internally provided risk/severity ratings of the underlying assets and applications. The scoring model is designed to decrease risk exposure in critical areas by prioritizing remediation based on J.P. Morgan’s environment.

(d) If J.P. Morgan identifies a weakness or vulnerability that could have a direct, material adverse impact on J.P. Morgan’s ability to (i) perform its obligations under the Agreement, (ii) comply with Applicable Laws in connection with the Agreement, or (iii) meet J.P. Morgan’s business continuity capabilities in connection with the Agreement (each a “Deficiency”), J.P. Morgan shall, within a commercially reasonable time, provide high-level information about the potential impact of that Deficiency and its remediation plan. The Trust acknowledges that any Deficiency shall be remediated and verified by J.P. Morgan’s own internal audit group that is independent from the division performing the obligations under the Agreement.

19.4 Compliance with BCP.

J.P. Morgan shall, throughout the Term, maintain and periodically test (not less than annually) a written business continuity plan (“BCP”) which shall be consistent with then-current generally accepted industry standards. J.P. Morgan shall ensure that the BCP is reasonably designed to enable J.P. Morgan to effect the recovery and, as contemplated by the BCP, continuity of its key operations, systems and processes in the event of a Crisis. Upon request, J.P. Morgan shall provide the Trust with a reasonable overview of the then-current BCP. Upon the Trust’s reasonable request, which shall occur no more than once a year, the parties shall meet to discuss a summary of the then-current BCP. In the event of a Crisis, J.P. Morgan shall (where and to the extent applicable) use reasonable efforts to implement the BCP in accordance with its terms. The Trust acknowledges that the effectiveness of the BCP is subject to actual implementation in a Crisis during which time unforeseen crisis and critical events may occur that could affect the effectiveness of the BCP.

19.5 Updates to Security Standards and BCP.

J.P. Morgan shall maintain the Security Standards to reflect developments in Applicable Laws.

20.	CHANGE PROCEDURES.

(a)	If either Party wishes to propose any amendment or modification to, or variation of, the Services (including the scope or details of the Services) (a “Change”) then it shall notify the other Party of that fact by sending a request (a “Change Request”) to the Party, specifying in as much detail as is reasonably practicable the nature of the Change. A Change Request, and any related changes to the fees, also may be submitted to document a Change that was previously agreed to or performed by J.P. Morgan.

(b)	Promptly following the receipt of a Change Request, the Parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 6 of this Agreement, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

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(c)	If a change to Applicable Law requires a Change, the Parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a change to the Services, or an increase in J.P. Morgan’s costs or risk associated with provision of the Services, J.P. Morgan shall be entitled to make an appropriate increase in the fees. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change to Applicable Law, except that:

(i)	If mutually agreed upon by the parties in writing, J.P. Morgan shall be entitled to charge the Trust for any changes to software that has been developed or customized for the Trust; and

(ii)	If mutually agreed upon by the parties in writing, J.P. Morgan shall be entitled to charge the Trust for any changes required as a result of the change in Applicable Law affecting the Trust in a materially different way than it affects J.P. Morgan’s other customers, or which the Trust wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers.

21.	U.S. REGULATORY DISCLOSURE; CERTAIN INFORMATION OF THE TRUST.

(a)	Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as amended, the “USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Trust acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Trust’s or Fund’s identity, including, without limitation, the name, address and organizational documents of such entity (“Identifying Information”). The Trust agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by J.P. Morgan.

(b)	The Trust hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirements, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, financial assets, or other assets. The Trust shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements. In addition, the Trust agrees that J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements, and that J.P. Morgan shall not be responsible for any Liabilities resulting from or relating to such deferral.

22.	COUNTERPARTS.

This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.

23.	INTERPRETATION.

(a)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(b)	Unless otherwise expressly stated to the contrary herein, references to Sections are to Sections of this Agreement and references to paragraphs are to paragraphs of the Sections in which they appear.

(c)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa) use of the term “including” shall be deemed to mean “including but not limited to” and references to appendices and numbered sections shall be to such addenda and provisions herein.

ETF Agency Services Agreement – 2025

(d)	Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

24.	ENTIRE AGREEMENT AND AMENDMENTS.

This Agreement, including the Schedules and Exhibits, and also including the Custody Agreement to the extent custody services are provided in conjunction with Index Receipt Agent services for ETF Shares, sets out the entire Agreement between the Parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein for ETF Shares, whether oral or written. The Parties may enter into a non-binding service level document on terms agreed by the Parties and may vary any service level document by agreement at any time. The service level document will not form part of this Agreement. Amendments shall be in writing and signed by both Parties.

25.	TRUST LIMITATION OF LIABILITY.

The Trust is a Delaware Statutory Trust organized in series of which each Fund constitutes one such series. Pursuant to the Agreement and Declaration of Trust of the Trust and Section 3804(a) of the Delaware Statutory Trust Act, there is a limitation on liabilities of each series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Fund are enforceable against the assets of such Fund only, and not against the assets of the Trust generally or the assets of any other series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof are enforceable against the assets of such Fund.

26.	INDEPENDENT CONTRACTOR.

Nothing in this Agreement shall be construed to create an employment, worker, partnership or joint venture relationship between the Trust or any of its Affiliates and J.P. Morgan or any J.P. Morgan Personnel. J.P. Morgan agrees that, as between the Parties, J.P. Morgan is solely responsible as employer for fulfilling its obligations under Applicable Laws to all J.P. Morgan Personnel.

26.	ABILITY TO CONDUCT BUSINESS.

J.P. Morgan and the Trust each acknowledge that the other Party and/or any of Trust Affiliates or J.P. Morgan Affiliates (as the case may be) may be considering, and may in the future consider, business ideas, products and services similar to or the same as the other party or any Trust Affiliate or J.P. Morgan Affiliate (as the case may be). Nothing in this Agreement shall prevent a Party or any Trust Affiliate or J.P. Morgan Affiliate from pursuing any such ideas or pursuing businesses similar to or related to the business or the other party or its Affiliates either internally or through investments in or representation of any third party, provided that neither Party, nor any Trust Affiliate or J.P. Morgan Affiliate (as the case may be), may use the other Party’s Confidential Information in the pursuit or development of any such businesses.

27.	TRUST REPORTING.

J.P. Morgan shall provide the Trust with such information regarding J.P. Morgan and the Services provided under this Agreement as shall be reasonably requested by the Board of Trustees of the Trust for purposes of fulfilling its responsibilities to oversee J.P. Morgan as a service provider of the Trust. J.P. Morgan shall reasonably cooperate with the officers, employees and agents of the Trust to provide the Trust with such information as shall be required for the Trust to fulfill its reporting obligations with the Securities and Exchange Commission and other applicable regulatory authorities solely to the extent related to the Service.

[ Signature pages follow ]

ETF Agency Services Agreement – 2025

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their officers designated below as of the date first written above.

FIRST EAGLE ETF TRUST for and on behalf of itself and each of the entities listed in Exhibit A hereto

By:__________________________________

Name:
Title:
Date:

[ Bank signature page follows ]

ETF Agency Services Agreement – 2025

JPMORGAN CHASE BANK, N. A.

By:___________________________________

Name:
Title:
Date:

ETF Agency Services Agreement – 2025

AGENCY SERVICES AGREEMENT

SCHEDULE A

TRANSFER AGENCY SERVICES FOR ETF SERIES

Following are the transfer agent services that shall be provided by J.P. Morgan for the Trust in its capacity as Transfer Agent for each ETF Series.

A.	Creation and Redemption of ETF Shares of each ETF Series.

1.	Pursuant to such creation orders that Index Receipt Agent shall receive from Order Taker, Transfer Agent shall register the appropriate number of book entry only ETF Shares in the name of DTC or its nominee as the sole shareholder (the “Shareholder”) for each ETF Series and deliver the shares of the applicable ETF Series in Creation Units on the business day next following the trade date (T+1) to the DTC Participant Account of the Custodian for settlement. It is understood and agreed that J.P. Morgan, in its capacity as Transfer Agent, Index Receipt Agent or Custodian, shall not be responsible for determining whether any order, if accepted, shall result in the depositor of the Creation Deposit owning or appearing to own eighty percent (80%) or more of the outstanding ETF Shares of such ETF Series.

2.	Pursuant to such redemption orders that Index Receipt Agent shall receive from Order Taker, Transfer Agent shall redeem the appropriate number of ETF Shares of the applicable ETF Series in Creation Units that are delivered to the designated DTC Participant Account of Custodian for redemption and debit such shares from the account of the Shareholder on the register of the applicable ETF Series.

3.	Transfer Agent shall issue ETF Shares of the applicable ETF Series in Creation Units for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of ETF Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent. In issuing ETF Shares of the applicable ETF Series through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are received from Order Taker (as set forth in Schedule B, Section A. Subsection 3(b) of this Agreement) concerning the creation and delivery of such shares for settlement.

4.	Transfer Agent shall not create any ETF Shares for a particular ETF Series where it has received an Instruction from the Trust or written notification from any federal or state authority that the sale of the ETF Shares of such ETF Series has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.

5.	Upon the creation of ETF Shares of any ETF Series as provided herein, Transfer Agent shall not be responsible for the payment of any taxes, if any, required to be paid by the Trust in connection with such creation.

6.	ETF Shares of any ETF Series may be redeemed in accordance with the procedures set forth in the Prospectus and in the Authorized Participant Agreement and J.P. Morgan shall duly process all redemption requests.

B.	Payment of Dividends and Distributions on ETF Shares of each ETF Series.

1.	Transfer Agent shall prepare and make payments for dividends and distributions declared by the Trust on behalf of the ETF Series.

ETF Agency Services Agreement – 2025

2.	The Trust or its designated agent shall promptly notify both the Custodian and the Transfer Agent of the declaration of any dividend or distribution in respect of each ETF Series. The Trust shall instruct the Transfer Agent in the form of a statement signed by an Authorized Person: (i) indicating that dividends have been declared on a specific periodic basis and Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which the Shareholder shall be entitled to payment, the total amount payable to the Shareholder and the total amount payable to Transfer Agent on the payment date; or (ii) setting forth the record date as of which the Shareholder is entitled to payment, and the amount declaration of any dividend or distribution by ETF Series, the date of payment thereof payable per share to the Shareholder as of that date and the total amount payable to Transfer Agent on the payment date. The Trust’s Board of Trustees shall approve the Authorized Persons to provide such information to Transfer Agent.

3.	Upon its receipt from the Trust of the information set forth in Subsection 2 immediately above, the Trust shall instruct the Fund Administrator, based upon the amount of ETF Shares outstanding on its books and records, to calculate the total dollar amount of the dividend or distribution on each ETF Series and to notify the Trust of this amount. The Trust shall verify this total dollar amount as calculated by the Fund Administrator. Provided the Trust is in agreement with the Fund Administrator, the Trust shall issue an Instruction to the Custodian to place in a dividend disbursing account maintained by the Transfer Agent funds equal to the total cash amount of the dividend or distribution to be paid out in respect of each ETF Series. Should Custodian determine that it does not have sufficient cash in the Custody Account to pay the total amount of the dividend or distribution to the Transfer Agent, Custodian shall advise the Trust and the Trust shall either adjust the rate of the dividend or distribution or provide additional cash to Custodian for credit to the dividend disbursing account maintained by Transfer Agent. The Transfer Agent shall credit such dividend or distribution to the account of the Shareholder.

4.	Should Transfer Agent not receive from Custodian sufficient cash to make payment as provided in the immediately preceding Subsection, Transfer Agent or Custodian shall notify the Trust, and Transfer Agent shall withhold payment to the Shareholder until sufficient cash is provided to Transfer Agent and Transfer Agent shall not be liable for any claim arising out of such withholding.

C.	Recordkeeping.

1.	J.P. Morgan shall create and maintain such records in accordance with laws, rules and regulations applicable to J.P. Morgan as a registered transfer agent. All records shall be available for inspection and use by the Trust. J.P. Morgan shall maintain such records for at least six (6) years or for such other period as J.P. Morgan and the Trust may mutually agree.

2.	Upon reasonable notice by the Trust, J.P. Morgan shall make available during regular business hours all records and other data created and maintained by J.P. Morgan as Transfer Agent for reasonable audit and inspection by the Trust, or any person retained by the Trust.

3.	3. J.P. Morgan shall record the creation of ETF Shares of each ETF Series and maintain, pursuant to Rule 17Ad- 10(e) under the 1934 Act, a record of the total number of ETF Shares of each ETF Series that are authorized, based upon data provided to J.P. Morgan by the Trust or the ETF Series, issued and outstanding. Also, J.P. Morgan shall provide the Trust on a regular basis with the total number of ETF Shares authorized, issued and outstanding in respect of each ETF Series but shall not be responsible for, when recording the creation of ETF Shares, monitoring the creation of such shares or compliance with any laws relating to the validity of the creation or the legality of the sale of such shares.

ETF Agency Services Agreement – 2025

D.	Establish Procedures.

Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and Transfer Agent. Transfer Agent shall have the right to utilize any shareholder accounting and record-keeping systems that, in its opinion, enables it to perform any services to be performed hereunder.

ETF Agency Services Agreement – 2025

AGENCY SERVICES AGREEMENT

SCHEDULE B

INDEX RECEIPT AGENT SERVICES
AND RELATED CUSTODY SERVICES FOR ETF SERIES

Following are the Index Receipt Agent services that shall be provided by J.P. Morgan for the Trust in respect of each Fund and their respective ETF Series. J.P. Morgan shall perform these services as Index Receipt Agent in conjunction with the custody services that are currently provided by J.P. Morgan, as Custodian, to each Fund under the terms of the Custody Agreement and any applicable Concentration Account Agreement. J.P. Morgan shall be entitled to all the protective provisions in the Custody Agreement and applicable Concentration Account Agreement in respect of its duties and its performance as Index Receipt Agent and Custodian for the settlement of creations and redemptions of Creation Units of each ETF Series. If there are any inconsistencies between the terms of the Custody Agreement and the terms herein with respect to processing, clearance and the settlement of creation and redemption orders for ETF Shares of each ETF Series, the terms herein shall govern.

A.	Index Receipt Agent Services.

1.	Index Receipt Agent, with the assistance of the Trust, shall make application to NSCC to be the Index Receipt Agent on behalf of the Trust and each ETF Series for the processing, clearance and the settlement of creation and redemption orders for ETF Shares of each ETF Series and Creation Deposits through the facilities of NSCC and DTC. The Trust, on behalf of each ETF Series, understands and agrees to be bound by all the rules and procedures of NSCC and DTC, as though it were the member or participant of such clearing and settlement systems.

2.	The Distributor, on behalf of the Trust, shall enter into an Authorized Participant Agreement with each Authorized Participant, which J.P. Morgan in its capacity as Index Receipt Agent shall acknowledge.

3.	Index Receipt Agent will set up each ETF Series for processing, clearing and settlement within the Clearing Process or Outside of the Clearing Process. This set up is not subject to change on an ad hoc basis.

4.	In connection with the procedures that may be established from time to time between Index Receipt Agent and the Trust on behalf of each ETF Series for the processing, clearance and settlement of the creation and redemption of Creation Units through the Clearing Process, Index Receipt Agent shall:

(a)	receive daily from the Investment Adviser or from J.P. Morgan as basket creation agent pursuant to Schedule–B - Appendix 1, a computer generated file that is in form and substance acceptable to NSCC containing a list of the Deposit Securities or Redemption Securities for each ETF Series (including both standard and customized baskets) and transmit the file as received by Index Receipt Agent to NSCC. Each such file received by Index Receipt Agent shall contain the CUSIP number of the particular ETF Series. Prior to Index Receipt Agent’s delivery to NSCC of these computer generated files, Index Receipt Agent shall remove from them their identifying CUSIP numbers and post these orders to J.P. Morgan’s custody system for settlement to J.P. Morgan’s designated participant account at DTC;

(b)	receive from Order Taker daily, a computer generated file that is in form and substance acceptable to NSCC containing the Balancing Amount and the Transaction Fee for each ETF Series;

(c)	transmit both of these files (a) and (b) as received to the NSCC;

ETF Agency Services Agreement – 2025

(d)	at the appropriate times, cause to be paid to Authorized Participants Balancing Amounts on the creation or redemption of Creation Units, as instructed by Order Taker on behalf of each ETF Series.

(e)	receive from the Order Taker on each trade date, a computer generated file that is in form and substance acceptable to NSCC and that contains creation orders from Authorized Participants that have been received and accepted by the Order Taker on behalf of the Trust and each ETF Series, for the creation of Creation Units against delivery of Deposit Securities and a Cash Component; transmit the file of creation orders as received from the Order Taker to NSCC;

(f)	receive back from NSCC the file of creation orders and/or redemption enhanced with NSCC generated prices for the Deposit Securities contained in the file and deliver the enhanced file to Custodian for settlement; and, pursuant to any such creation order, instruct the Transfer Agent to issue the appropriate number of ETF Shares of the applicable ETF Series for deposit to the Custodian’s DTC Participant Account

(g)	(g) receive from the Order Taker on each trade date a computer generated file that is in form and substance acceptable to NSCC and that contains redemption orders from Authorized Participants that have been received and accepted by the Order Taker on behalf of the Trust for each Fund; transmit the file of redemption orders as received from the Order Taker to NSCC; receive back from NSCC the file of redemption orders enhanced with NSCC generated prices for the Redemption Securities that are in the file and deliver the enhanced file to Custodian for settlement; and pursuant to any such redemption order, instruct the Transfer Agent to redeem the appropriate number of ETF Shares of the applicable ETF Series in Creation Units and reduce the account of the Shareholder accordingly.

5.	The Trust understands and agrees that all risk associated with the processing, clearance and settlement of the creation and redemption of ETF Shares, Deposit Securities and Redemption Securities and cash through the Clearing Process shall be that of the Trust and each ETF Series regardless of whether in effecting such creations and redemptions Index Receipt Agent, as a member of NSCC, is acting as principal or as agent under the NSCC rules. The Trust and each Series, shall be bound by all the rules and procedures of NSCC and DTC as though it were the member or participant of such clearing and settlement systems.

6.	The Parties hereby acknowledge that once an order is submitted to the Clearing Process by the Index Receipt Agent, such order cannot be ordinarily cancelled or withdrawn without NSCC’s consent. Upon the Index Receipt Agent’s request, the Trust hereby agrees to cooperate with and assist the Index Receipt Agent in seeking the cancellation or withdrawal of an order from the Clearing Process, including by reaching out to and seeking the relevant Authorized Participant’s consent. If successfully cancelled or withdrawn from the Clearing Process, such order may then be handled Outside the Clearing Process.

7.	The Index Receipt Agent has the right to cease processing, clearing and settling transactions through the Clearing Process at any time. The Index Receipt Agent shall notify the Trust if it ceases processing, clearing and settling transactions through the Clearing Process.

B.	Outside the Clearing Process.

1.	The following transactions shall be handled Outside the Clearing Process:

ETF Agency Services Agreement – 2025

(a)	any purchase or redemption of ETF Shares that the Trust, its Distributor or another authorized agent shall instruct Index Receipt Agent to settle Outside the Clearing Process;

(b)	any security that is part of a Creation Deposit or redemption of Creation Units and that according to NSCC rules is deemed to be ineligible for the Clearing Process, including securities that are not eligible to be settled through DTC; and

(c)	any purchase or redemption of ETF Shares that is cancelled or withdrawn from the Clearing Process pursuant to Section A, paragraph 6, above.

2.	Transactions handled Outside the Clearing Process will be processed via proprietary ETF servicing modules.

3.	Transactions Outside the Clearing Process shall be effected by Index Receipt Agent on a delivery versus payment and receive versus payment basis, and for DTC eligible securities, through DTC and in compliance with such terms and rules under which the DTC customarily operates. The Trust or the ETF Series shall provide to Index Receipt Agent the information and terms that are necessary to settle each transaction, including the cash value of each security settlement, unless the Trust’s or the ETF Series’ Instruction is that delivery is to be made free of payment; provided, however, that any security that is not DTC eligible shall be settled consistent with standard market practice. US domestic fixed-income securities that are not eligible for settlement through the DTC will be settled free of payment through the U.S. Federal Reserve Bank or similar U.S. clearing structure. Foreign equity securities and fixed income securities will be settled locally free of payment. All transactions handled Outside the Clearing Process that are not settled through DTC shall be effected by J.P. Morgan pursuant to the terms of the Custody Agreement.

4.	The Trust recognizes that (i) fails (including partial fails) to receive one or more of the Deposit Securities needed to settle the creation of a Creation Unit or (ii) fails to receive the ETF Shares on the redemption of a Creation Unit may occur with respect to transactions settled Outside the Clearing Process.

5.	If an Authorized Participant has submitted a creation order for an ETF Series Outside the Clearing Process, but is unable to transfer all or part of the Deposit Securities to Index Receipt Agent at or prior to the required time, Order Taker will nonetheless accept the creation order if it is otherwise acceptable in form and substance, and the Trust shall rely on an undertaking by such Authorized Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such Authorized Participant’s delivery and maintenance of collateral having a percentage value of the market value of the missing Deposit Securities specified by the Trust (the “Creation Required Cash Collateral”).

Beginning on the trade date, Index Receipt Agent will compare (i) the Deposit Securities received from the Authorized Participant to (ii) the Deposit Securities required to create the Creation Unit. If the Index Receipt Agent has failed to receive any of the required Deposit Securities, on the trade date and on each subsequent business day, Index Receipt Agent shall calculate and notify the Authorized Participant of the amount of the Creation Required Cash Collateral using (i) prices and foreign exchange rates as furnished to Index Receipt Agent by the Fund Administrator or a third party on behalf of the Trust and (ii) the collateral valuation percentage specified by the Trust pursuant to Section B.5 of this Schedule B. The amount of required collateral may change from time to time and will be notified to the Authorized Participant by J.P. Morgan. Any Creation Required Cash Collateral shall be in the form of US dollars and will be held by Index Receipt Agent subject to the terms of the Custody Agreement and, if applicable, any Concentration Account Agreement.

6.	The Trust acknowledges and agrees that Index Receipt Agent’s calculation of the Creation Required Cash Collateral will be based solely on the information it receives pursuant to Section B.5 of this Schedule B and will not reflect any adjustment for purchase interest on debt securities or any other such adjustments.

ETF Agency Services Agreement – 2025

7.	If Index Receipt Agent has received from the Authorized Participant the Creation Deposit and Creation Required Cash Collateral (if any) required to settle a creation order, the Index Receipt Agent will instruct the Transfer Agent to create the appropriate number of ETF Shares of the applicable ETF Series for deposit to the Custodian’s DTC Participant Account for transfer to the Authorized Participant.

8.	If the Index Receipt Agent holds cash received from an Authorized Participant in connection with a creation order in excess of the amount of Creation Required Cash Collateral, Index Receipt Agent is authorized to return such collateral to the Authorized Participant once it exceeds a minimum threshold specified by Index Receipt Agent. Moreover, Index Receipt Agent is authorized to accept from any Authorized Participant, both prior to and after the settlement date of each order, Deposit Securities in exchange for an off-setting amount of Creation Required Cash Collateral previously received in connection with such order.

9.	If Index Receipt Agent has not received from the Authorized Participant the Creation Deposit and Creation Required Cash Collateral (if any) required to settle a creation order, Index Receipt Agent shall have no obligation to settle, and no liability for failing to settle, such creation order. Moreover, Index Receipt Agent shall have no obligation to settle, and shall have no liability for refusing to settle, any creation order received from an Authorized Participant if the Authorized Participant has not provided the Creation Deposit and Creation Required Cash Collateral (if any) required to settle every creation order with the same settlement date for every ETF Series of the Trust subject to this Schedule B.

10.	In the event an Authorized Participant has submitted a redemption request in proper form for a Creation Unit but is unable to transfer all of the ETF Shares required to redeem the Creation Unit, the Index Receipt Agent will nonetheless accept and effect the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing ETF Shares as soon as possible, which such undertaking shall be secured by the Authorized Participant’s delivery and maintenance of collateral having a specified percentage value of the value of the missing ETF Shares (“Redeem Required Cash Collateral”).

11.	Where all of the Redemption Securities are US domestic securities, beginning on settlement date, Index Receipt Agent will compare (i) the ETF Shares received from the Authorized Participant to (ii) the ETF Shares required to redeem each Creation Unit. If the Index Receipt Agent has failed to receive any of the required ETF Shares, on the settlement date and on each subsequent business day, Index Receipt Agent shall calculate and notify the Authorized Participant of the amount of the Redeem Required Cash Collateral using (i) prices and foreign exchange rates as furnished to Index Receipt Agent by the Fund Administrator or a third party on behalf of the Trust and (ii) the collateral valuation percentage specified by the Trust pursuant to Section B.5 of this Schedule B. The amount of required collateral may change from time to time and will be notified to the Authorized Participant by J.P. Morgan. Any Redeem Required Cash Collateral shall be in the form of US dollars and will be held by Index Receipt Agent subject to the terms of the Custody Agreement and, if applicable any Concentration Account Agreement. The Trust authorizes Index Receipt Agent to permit the Authorized Participant at any time to exchange the ETF Shares required to redeem the Creation Unit in exchange for an equivalent amount of the Redeem Required Cash Collateral.

12.	Where any of the Redemption Securities are not US domestic securities, the Index Receipt Agent shall request from the Authorized Participant on the business day after the trade date of the redemption transaction either (i) the Redeem Required Cash Collateral or (ii) the ETF Shares required to redeem each Creation Unit. The Index Receipt Agent will return the Redeem Required Cash Collateral on the redemption transaction settlement date following receipt of (i) the ETF Shares required to redeem each Creation Unit or (ii) the Redeem Required Cash Collateral.

13.	Where the Creation Required Cash Collateral and Redeem Required Cash Collateral are held pursuant to the terms of a Concentration Account Agreement, all Creation Required Cash Collateral and Redeem Required Cash Collateral posted by a specific Authorized Participant will be held in a single omnibus account for the benefit of all Funds for which the Index Receipt Agent provides services under this Schedule; provided that the Index Receipt Agent shall identify on its records the amounts of Redeem Required Cash Collateral and/or

ETF Agency Services Agreement – 2025

Creation Required Cash Collateral, as applicable, in the concentration account that are attributable to each Fund and order.

C.	Settlement of Cash Component.

Any Cash Component to a particular transaction shall be handled over the funds transfer wire (Fedwire) or as part of Index Receipt Agent’s overall daily net cash settlement at DTC.

D.	Creation Deposits through the Clearing Process: Allocation of Fails; Posting of Accounts.

1.	The Trust recognizes that fails to receive (including partial fails) may occur from time to time with respect to one or more of the securities in a basket of Deposit Securities settled through the Clearing Process. The Trust acknowledges and agrees that, whenever a fail to receive shall occur on a settlement date, Index Receipt Agent shall book to a single control account maintained for all funds for which Index Receipt Agent provides Index Receipt Agent services (the “Control Account”), the quantity of the security that it failed to receive (each such fail a “short receive position”) and the cash value of that short position that it receives from NSCC (and that NSCC, pursuant to its rules, marks to market daily) pending settlement. Index Receipt Agent shall not post to any ETF Series account any cash that it receives from NSCC on a short receive position pending settlement.

2.	Index Receipt Agent shall make available to the Trust a daily listing of all short receive positions that are in the Control Account and that relate to any ETF Series. Index Receipt Agent will allocate daily, on a pro-rata or other basis deemed by it to be fair and equitable, short receive positions in the same security that is common to the securities accounts of such ETF Series and to the securities accounts of such other funds for which Index Receipt Agent is acting as Index Receipt Agent. The Trust agrees that any such allocation shall be conclusive on the Trust and the affected ETF Series. When the Deposit Securities that are subject of the short receive positions are received by Index Receipt Agent, they will be credited by Index Receipt Agent on a first-in first-out (FIFO) basis to the custody accounts of the applicable funds. Index Receipt Agent shall not process a securities transaction in a security having a short receive position in the Control Account to the extent the Trust does not have a sufficient quantity of that security in its ETF Series accounts with Index Receipt Agent to settle the transaction. Custodian shall post Deposit Securities to the applicable ETF Series custody accounts on a contractual settlement basis pursuant to the terms of the Custody Agreement.

3.	Should a short receive position in a security remain in the Control Account for two (2) or more NSCC business days, Index Receipt Agent may elect to exercise NSCC’s buy-in rules with respect to that short position. If an ETF Series needs to sell a short security in its account, the Trust may request that Index Receipt Agent exercise a buy-in of the short security under applicable NSCC rules.

E.	Creations and Redemptions through the Clearing Process: Delivery Fails; Posting of Cash.

1.	The Trust recognizes that on the creation and/or redemption of Creation Units of an ETF Series through the Clearing Process, Index Receipt Agent, on behalf of the applicable ETF Series, is obligated to deliver to NSCC on the settlement date the Cash Component (if applicable), and the required quantity of Creation Units or the required type and amount of Redemption Securities (as applicable) to create or redeem the Creation Units of the applicable ETF Series. It shall be the responsibility of the Trust and each ETF Series to: (a) maintain the required amount of Creation Units unencumbered, free and clear of any restrictions on transfer until they have been delivered to NSCC for the creation of such Creation Units of an ETF Series, (b) maintain in the custody account the required type and amount of Redemption Securities for the redemption of Creation Units of each ETF Series, and (c) maintain in the custody account the required amount of the Cash Component (if applicable) for the creation or redemption (as applicable) of Creation Units of an ETF Series. Should the Index Receipt Agent be unable to deliver to NSCC, on settlement date, the Cash Component and/or the sufficient quantity of ETF Shares (in case of a creation) or Redemption Securities (in

ETF Agency Services Agreement – 2025

case of a redemption) for any reason (for example, the Trust has insufficient funds for the payment of any applicable Cash Component or has a short position in respect of any of the securities comprising the basket of Redemption Securities (through the Trust’s participation in a securities lending program on behalf of the ETF Series or otherwise) (a “short delivery position”), the Trust acknowledges that Index Receipt Agent shall be obligated under NSCC’s rules to pay the Cash Component to NSCC on behalf of the Trust and fund the remaining short delivery position with cash pending delivery of the quantity of securities needed to cover the remaining short delivery position. Index Receipt Agent shall be entitled to charge to the account of the applicable ETF Series the amount of cash needed to cover the short delivery position. In the event that Index Receipt Agent advances its own funds to cover an ETF Series short delivery position, Index Receipt Agent, in its discretion, may charge the applicable EFT Series interest on the amount of the advance at the rate that Index Receipt Agent charges for advances of a similar nature to similar customers of Index Receipt Agent, unless Index Receipt Agent and the Trust have mutually agreed in writing upon another rate.

2.	In the event of a short delivery position at NSCC for an ETF Series, Index Receipt Agent may, in its discretion, elect to advance its own funds to cover such shortfall. If Index Receipt Agent elects to make such an advance, the advance will be deemed a loan to the Trust, payable either on demand or automatically upon the occurrence of any event with respect to the Trust that is specified in either section 9.2(a)(ii) of this Agreement or section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Any such advance will bear interest at the applicable rate charged by Index Receipt Agent from time to time for such advances, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Trust with respect to any advance) and otherwise on the terms on which Index Receipt Agent makes similar advances available from time to time. No prior action or course of dealing on Index Receipt Agent’s part with respect to the settlement of transactions on the Trust’s behalf will be asserted by the Trust against Index Receipt Agent for Index Receipt Agent’s refusal to make advances. The Trust acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time. Index Receipt Agent shall have, from the date an order is submitted to the Clearing Process until full settlement of that order by the Trust, a security interest in the ETF Series custody account and the securities and cash that remain in the ETF Series custody account as security for the ETF Series’ obligation to settle the order on settlement date and for any advances made by Index Receipt Agent to cover a short delivery position. Index Receipt Agent shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code including the right to withhold securities and cash until the relevant order and, to the extent applicable, any advances made by Index Receipt Agent to cover a short delivery position, have been fully settled by the Trust. Nothing herein or in the Custody Agreement shall be construed to mandate that Index Receipt Agent, acting as Index Receipt Agent for the Trust and each ETF Series, effect redemptions of Creation Units where Index Receipt Agent, acting in good faith, believes that it may not be repaid an advance by the Trust or the ETF Series or otherwise not receive from the ETF Series delivery of the Redemption Securities that are the subject of a short delivery position.

F.	Establish Procedures.

The Trust and Index Receipt Agent, from time to time, may establish written procedures for the processing and settlement and related activities effected for ETF Shares of each ETF Series through the Clearing Process and Outside the Clearing Process.

ETF Agency Services Agreement – 2025

Schedule B - Appendix 1 - ETF Basket Creation Services

In connection with the Index Receipt Agent Services set forth in Schedule B, J.P. Morgan shall provide the following basket creation services:

(i)	Calculation of the “ETF Basket,” which reflects the components and quantities of the securities comprising each ETF.
a)	With respect to passive ETFs, the ETF Basket will be comprised of securities with weights mirroring the index the ETF tracks and J.P. Morgan’s ability to calculate the ETF Basket is subject to its receipt of the index composition file from a third-party index agent, currently Solactive.
b)	With respect to active ETFs, the ETF Basket is comprised of a pro rata slice of the ETF’s holdings equivalent to one Creation Unit. J.P. Morgan’s ability to create the ETF Basket File is dependent upon its receipt from the Trust of a file reflecting the ETFs holdings (IBOR file).
c)	Alternative calculation methodologies may be utilized if mutually agreed by the Parties.
(ii)	Transmission of a computer file in a form acceptable to NSCC containing each ETF Basket.

For the avoidance of doubt, J.P. Morgan shall not be liable, directly or indirectly, for any losses suffered by a third party, including any Authorized Participant, in connection with the services provided under this Schedule B - Appendix 1.

ETF Agency Services Agreement – 2025

SCHEDULE C

ORDER TAKING SERVICES

Order Taker shall perform the below order taking services for the Trust in respect of each Fund and their respective ETF Series in its capacity as the order taker.

A.	Order Taking Process.

1.	Order Taker will receive creation or redemption orders from the Authorized Participants in accordance with the Prospectus and any procedures established in the applicable Authorized Participant handbook (“AP Handbook”). In the event of any conflict between the Prospectus and any procedures established in the AP Handbook, the Prospectus shall prevail; provided, however, that this paragraph A.1 shall not apply to any updates to a Prospectus impacting Order Taker’s obligations under this Agreement unless Order Taker and the Trust have mutually agreed to modify the Services to accommodate such change in accordance with the Change Procedures set forth in Section 20 of this Agreement.

2.	The Trust agrees that all obligations of the Authorized Participants set forth in this Schedule C shall be included in the applicable AP Handbook.

3.	Order Taker will receive from the Authorized Participant orders via any electronic means approved by Order Taker, including an electronic order-taking platform (“Electronic Order Taking Means”) or by phone. All phone orders must be promptly followed by a fax communication from the Authorized Participant for verification before the order is considered effective. When placing orders by phone or through Electronic Order Taking Means, the Authorized Participant and each individual authorized by the Authorized Participant to instruct orders on its behalf (“Authorized Participant User”), will be required to provide the appropriate identifiers and/or security devices or procedures relating to use of Order Taker’s electronic network, systems or platforms, which may include the use of User Codes, dual-factor authentication, telephone call backs, or third-party utilities.

4.	Each Authorized Participant User must agree to comply with the terms and conditions governing access to and use of Order Taker’s JPMC API, electronic network, systems, or platforms (“Terms and Conditions”). Upon receipt of an Authorized Participant User’s agreement to abide by the Terms and Conditions, Order Taker will work with the Authorized Participant to complete any other necessary documentation and steps to allow the Authorized Participant User to use the Electronic Order Taking Means.

5.	Notwithstanding anything to the contrary herein, the Trust acknowledges that technological irregularities, periods of heavy market activity or other circumstances may prevent Authorized Participant Users from being able to timely or successfully use the Electronic Order Taking Means or Order Taker’s other order-taking processes. Order Taker will use commercially reasonable efforts to correct or replace any of the unavailable processes, and the Trust and the Authorized Participant shall cooperate with Order Taker to allow it to resume providing the order taking services set forth in this Schedule C.

B.	Post-Order Process.

1.	Order Taker will receive orders from Authorized Participants during each business day up until the relevant cutoff hours that have been provided to Order Taker in writing by the Trust, which cutoff hours must be acceptable to Order Taker and consistent with Order Taker’s operating procedures (the “Cut-Off Time”). Any changes to the Cut-Off Time must be acceptable to Order Taker and must be provided by the Trust to Order Taker in writing. An acceptable change to the Cut-off Time will become effective after Order Taker has had a reasonable opportunity to adjust therefor. Order Taker will notify the Trust of any orders received in a reasonably prompt manner. After the Cut-Off Time, Order Taker will provide the Trust and or its designated agent with a consolidated report detailing all orders received during that business day. In the event Order Taker receives an order that does not include all the information required for Order Taker to process the order, or necessitates action by the Trust prior to its acceptance (as determined in Order Taker’s

ETF Agency Services Agreement – 2025

reasonable discretion, in each instance), Order Taker may consult with the persons authorized by the Trust in connection with the same. The information currently required to be submitted with each order is attached hereto as Exhibit B. The Trust acknowledges that any delays or failure to provide any of the required order information may prevent Order Taker from being able to provide the Services and Order Taker shall have no liability for failing to process an order for which it has not timely received all required order information.

2.	The Trust or its designated agent shall be responsible for instructing Order Taker as to its approval or rejection of each order via Electronic Order Taking Means or in accordance with the terms of Order Taker’s service level documentation. Order Taker will send preliminary and final confirmations to each Authorized Participant and will generate a consolidated report detailing all confirmations, which shall be sent to relevant parties as instructed by the Trust. Order Taker will maintain copies and provide to the Trust upon request such confirms, which will be retained for a period consistent with Applicable Law and Order Taker’s record keeping policies, procedures and practices.

C.	Orders’ Compilation and Publication.

Each business day, Order Taker will submit to the Index Receipt Agent a computer generated file containing the Balancing Amount and the Transaction Fee for each ETF Series (the “Create/Redeem File”). Order Taker will also transmit the Create/Redeem File to the Custodian to the Trust to set up instructions to deposit, withdraw and/or settle ETF Shares through DTC. The Create/Redeem File will also identify the relevant Authorized Participant to enable the generation of the ETF Share delivery instructions to such Authorized Participant.

D.	Security Procedures.

1.	The Trust agrees that all instructions issued to it or J.P. Morgan by an Authorized Participant User are deemed to be Instructions under this Agreement.

2.	Concurrently with each request by the Authorized Participant for Order Taker to grant an Authorized Participant User access to Electronic Order Taking Means, and as requested from time to time by Order Taker (but no less frequently than annually), the Authorized Participant shall deliver to Order Taker, a certificate setting forth the names and other details of all Authorized Participant Users. Such certificate may be accepted and relied upon by Order Taker as conclusive evidence of the facts set forth therein.

3.	Upon the termination or revocation of authority of an Authorized Participant User by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to Order Taker, together with an updated certificate as described in subsection 2 above, with such notice being effective after Order Taker has received and had reasonable time to act on such notice of revocation.

4.	Any User Codes provided by Order Taker in accordance with this Schedule C shall be kept confidential and may only be used by or provided to Authorized Participant Users (unless required otherwise by Applicable Law). The User Codes may be revoked by the Authorized Participant at any time upon written notice to Order Taker and as provided for in the Terms and Conditions, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to, or used, the User Codes in an unauthorized manner. Upon receipt of such written request, Order Taker shall promptly withdraw, destroy, disable or de-activate the relevant User Codes, as necessary in its discretion.

5.	Notwithstanding anything to the contrary in this Agreement, the Trust hereby agrees that, with respect to orders received by Order Taker from an Authorized Participant through a JPMC API, Order Taker shall not be required to authenticate the individual submitting the order through any means, including an access code or User Code. Order Taker shall be entitled to rely on such order, and such order shall be deemed provided by an Authorized Participant User, as long as such individual identifies itself as an Authorized Participant User by including its JPMM ID in the order message. Although no authentication will be required, Order Taker hereby agrees to use commercially reasonable efforts to verify that the individual’s JPMM ID is active and is associated to the relevant Authorized Participant pursuant to paragraph D.2 above. The JPMM ID

ETF Agency Services Agreement – 2025

must be active in order for the Order Taker to accept such order. An active JPMM ID is also required for business continuity purposes and for placing non-standard/negotiated orders through J.P. Morgan Markets, where applicable.

E.	Establishment of Procedures.

The Trust and Order Taker may, from time to time, establish and review written procedures for the order taking and related activities effected for ETF Shares of each ETF Series.

ETF Agency Services Agreement – 2025

Schedule–C - Appendix–1 - Assisted Trading Services

In connection with the Order Taking Services set forth in Schedule C, J.P. Morgan shall provide the following assisted trading services. Pursuant to Schedule C, Authorized Participants instruct Orders for ETF creations and redemptions through Electronic Order Taking Means. When submitting an Order, Authorized Participants may submit a “cash-in-lieu” requests with respect to any component of the Order that the Authorized Participant is restricted from transacting in (a “Restricted Security”). Where an Authorized Participant submits an Order that includes a cash-in-lieu request for a Restricted Security, Order Taker, on behalf of the applicable ETF, will transmit to J.P. Morgan’s equities trading desk a request to purchase the Restricted Security at market on close. The execution, transaction confirmation, and any information related to any Restricted Security order shall be the sole responsibility of J.P. Morgan’s equities desk, shall be subject to any terms and conditions in place between the Customer, ETF or Trust and J.P. Morgan’s equities trading desk, and any requests or inquiries with respect to any Restricted Security order shall be directed to J.P. Morgan’s equities desk. For the avoidance of doubt, Order Taker bears no responsibility or liability for any of the obligations of the J.P. Morgan equities desk with respect to any Restricted Security order.

ETF Agency Services Agreement – 2025

AGENCY SERVICES AGREEMENT

SCHEDULE D

APPLICATION PROGRAMMING INTERFACE – TERMS AND CONDITIONS

Where the Trust elects to use a JPMC API to provide Instructions to J.P. Morgan under this Agreement, the following additional terms shall apply to the Trust’s use of JPMC API, notwithstanding anything to the contrary in this Agreement:

1.	Description.

(a)	Trust may access the JPMC API solely to submit Instructions under this Agreement, in accordance with the terms of this Agreement. It is hereby understood that J.P. Morgan may stop accepting Instructions through the JPMC API at any time and in its discretion.

(b)	The Trust shall be solely responsible for ensuring that the users with access to the JPMC API are limited to the individuals who have been authorized by the Trust to submit Instructions on its behalf to J.P. Morgan and that have a valid JPMM ID. Trust is solely responsible for all actions taken or omitted with respect to its use and access of the JPMC API by the Trust users, whether they are Authorized Persons or not. Trust shall provide J.P. Morgan with prior written notice of the range of network addresses from which the Trust will use the JPMC API. Trust shall provide J.P. Morgan with at least thirty (30) days’ prior written notice of any changes to such range of network addresses it uses to access the JPMC API. Trust will promptly notify J.P. Morgan in writing if at any time (i) a JPMC API or JPMM ID becomes accessible to a person who is not, or who has ceased to be, an Authorized Person, (ii) Trust becomes aware of any loss, theft or unauthorized use of an Authorized Person’s JPMM ID, or (iii) Trust has reason to believe that the confidentiality of any JPMM ID may have been compromised. Upon receipt of such notice, J.P. Morgan will cancel such JPMM IDs; provided however, that Trust will remain responsible for any actions taken through the use of or with respect to such JPMM IDs prior to such cancellation. Notwithstanding the above, J.P. Morgan reserves the right to terminate or change any JPMM ID at any time and at its sole discretion. In addition, Trust acknowledges that J.P. Morgan has the right to deny or terminate Trust’s access to a JPMC API without notice.

2.	Representations and Warranties.

(a)	The Trust represents and warrants that the Trust’s system will not contain any computer code that (i) is designed to disrupt, disable, harm, modify, delete or otherwise impede in any manner, including aesthetic disruptions or distortions of J.P. Morgan’s software, firmware, hardware, computer systems or networks, such devices sometimes referred to as “viruses” or “worms”, (ii) would disable any J.P. Morgan systems (including J.P. Morgan’s electronic order taking platform and JPMM, together referred to as the “System”); or (iii) permits Trust or any third party to access the System and/or the JPMC API whether or not to cause disablement or impairments (sometimes referred to as “trap doors”, “access codes” or “back door” devices).

(b)	The Trust represents and warrants that it will not cause J.P. Morgan to be in violation of any regulation administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and neither Trust nor any individual, entity, or organization holding any material ownership interest in Trust, nor any officer or director is determined to be an individual, entity, or organization with whom applicable law prohibits a United States company or individual from dealing (including names appearing on the OFAC Specially Designated Nationals and Blocked Persons List).

ETF Agency Services Agreement – 2025

3.	Notice of Inability to Perform; Vulnerability Assessment, Notification and Remediation.

(a)	The Trust will notify J.P. Morgan immediately of any actual or threatened occurrence of any event that does, or could reasonably be expected to, materially adversely affect Trust’s ability to perform its obligations under this Agreement. Trust will notify J.P. Morgan immediately of any Security Breach (defined below), including the expected impact that the Security Breach may have on J.P. Morgan. On receipt of any notices under this section, J.P. Morgan may request, and Trust will as soon as reasonably practicable provide further information and adequate assurances acceptable to J.P. Morgan.

(b)	The Trust will cooperate with J.P. Morgan to assess and remediate vulnerabilities that could compromise the System and/or the JPMC API, the Instructions and any other information or data transmitted to J.P. Morgan, systems, or critical functioning of the information technology infrastructure of J.P. Morgan or its clients or customers or that impacts Trust’s external-facing, internal or partner environments. To that end, the Trust will: (i) actively monitor industry resources for applicable security alerts and immediately notify J.P. Morgan upon the discovery of a critical vulnerability in its external-facing, internal, subcontractor or partner environments or in the systems connected to the System and/or the JPMC API (each, a “Critical Vulnerability”); (ii) respond in writing as soon as reasonably practicable to a J.P. Morgan inquiry about the impact of a known Critical Vulnerability; (iii) as soon as reasonably practicable after (A) the Trust’s discovery of a Critical Vulnerability, or (B) receipt of a J.P. Morgan inquiry about a Critical Vulnerability, provide J.P. Morgan with a written and detailed plan to appropriately remediate such Critical Vulnerability; and (iv) provide J.P. Morgan with written confirmation as soon as each such Critical Vulnerability has been remediated.

(c)	In the event of any actual or reasonably suspected act or omission that compromises the integrity of any systems used for transmitting, processing, storing or otherwise handling the Instructions, including unauthorized or suspicious intrusion into those systems, improper access to or misuse of the System, JPMC API or Trust systems as well as applicable industry standard control requirement (“Security Breach”), Trust will immediately notify J.P. Morgan of, and will cooperate fully with J.P. Morgan to investigate and remediate, that Security Breach.

4.	Disclaimers; Limitation on Liability.

IN ADDITION TO ANY OTHER TERMS IN THIS AGREEMENT, J.P. MORGAN MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, AND/OR AGAINST INFRINGEMENT WITH RESPECT TO THE JPMC API. THE JPMC API AND THE SYSTEM ARE PROVIDED “AS IS” WITH ALL FAULTS. IN NO EVENT WILL J.P. MORGAN OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO THE TRUST, OR ANY THIRD PARTY FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, DAMAGES FOR LOST PROFITS OR REVENUES, TRADING LOSSES, INACCURATE DISTRIBUTIONS, LOSS OF BUSINESS OR DATA, EXEMPLARY OR PUNITIVE DAMAGES OR OTHER DAMAGES OR LIABILITIES OF ANY KIND WITH RESPECT TO THE JPMC API OR THE TRUST’S USE OF THE JPMC API.

5.	Indemnification.

In addition to any other indemnity set forth in the Agreement, the Trust will indemnify, defend and hold harmless J.P. Morgan and the J.P. Morgan Indemnitees from any and all Liabilities, incurred by or threatened against a J.P. Morgan Indemnitee arising from third-party claims, demands, actions or threats of action (whether in law, equity or in an alternative proceeding) relating to the actual or alleged: (a) breach of Trust’s representations or warranties in this Agreement; (b) any Security Breach; or (c) fraudulent, negligent, willful or reckless acts or omissions of or by the Trust. No settlement or compromise that imposes

ETF Agency Services Agreement – 2025

any liability or obligation on any J.P. Morgan Indemnitee will be made without the J.P. Morgan Indemnitee’s prior written consent.

ETF Agency Services Agreement – 2025

SCHEDULE E

SECURITY STANDARDS - MINIMUM IT AND CYBER SECURITY CONTROLS

Control	Requirements
1. Encryption Algorithms	J.P. Morgan shall encrypt information assets, using methods such as algorithms and key lengths, based on its own information classification standards and protection requirements associated with each class. J.P. Morgan’s encryption practice shall be consistent with industry standard solutions that are commercially reasonable and available from industry recognized vendors. The Trust acknowledges specific details of J.P. Morgan’s cryptographic standards are considered confidential and proprietary, and not for public disclosure.
2. Authentication	J.P. Morgan shall use appropriate authentication methods, such as multi-factor authentication (MFA) for applications that store Confidential Information and accessed by its employees consistent with its risk-based approach and industry best practice. The specific authenticator required depends on the type of application and the class of data being accessed (classification is based on technology-controls data standards). Security policies and standards govern J.P. Morgan’s user password configurations. To access an application that stores Confidential Information, when appropriate, users are required to enter a login ID and a password, which must be masked during on-screen entry and have a required minimum length.
3. Identity and Access Management

J.P. Morgan must ensure that the following identity and access management operations in respect of the Trust’s Personnel or other authorized users of the Trust accessing the Services can be controlled by the Trust (and not solely by J.P. Morgan):

• Entitlement management (e.g., create, modify, delete, assign and revoke roles and privileges)

4. Privileged Access	J.P. Morgan must ensure that administrator privilege access by J.P. Morgan Personnel to the Trust’s account(s) with J.P. Morgan (i.e., ability of a user to modify asset configuration or controls (e.g., access management, logging etc.) beyond normal daily business use) is properly monitored and controlled in accordance with J.P. Morgan’s policies.
5. Access Privilege Management	J.P. Morgan must ensure that access privileges of all J.P. Morgan Personnel accessing the Trust’s account(s) with J.P. Morgan are assigned on a “need-to- know” basis (i.e., users granted minimum access rights that are strictly required to execute their duties) and, in all cases, are reviewed regularly and promptly modified or withdrawn (whenever appropriate).
6. Password Updating	J.P. Morgan must ensure that: (i) J.P. Morgan Personnel accessing the Trust’s account(s) with J.P. Morgan are regularly required to update their passwords; and (ii) the Trust’s Personnel or other authorized users attempting to access the Services are regularly required to update their passwords, or else that the Trust’s administrative user(s) have the ability to configure the Services settings so that such updating is required.
7. User activity logs	J.P. Morgan must ensure that all activities by J.P. Morgan Personnel accessing the Trust’s account(s) with J.P. Morgan are logged (such that the individual users who performed them are identifiable), that such logs are monitored, are secured to prevent unauthorized modification or deletion and retained for a period commensurate with the criticality of the operations concerned (without prejudice to J.P. Morgan’s record retention obligations under the Agreement).

ETF Agency Services Agreement – 2025

Control	Requirements
8. Patch Management	J.P. Morgan must ensure that available security updates and patches to software used in the provision and/or support of the Services are promptly applied based on J.P. Morgan’s internal prioritized scoring model.
9. Anti-Virus Software

J.P. Morgan must: (i) continuously screen the Services using a leading, commercially available software security program to detect the presence of any Virus and, upon detection, take commercially reasonable steps to eradicate or quarantine such Virus in accordance with J.P. Morgan’s policies and procedures; and (ii) ensure that the Services do not contain any code or protocol that would:

(a) permit the gaining of unauthorized access to, or surreptitious monitoring of the use or operation of, the Services or any system; or (b) disable or impair the Services or any system, in any way, based on the elapsing of a period of time, the exceeding of an authorized number of copies or scope of use or the advancement to a particular date or other numeral.

10. Firewall

J.P. Morgan’s firewall management processes must meet industry best practices.

J.P. Morgan must ensure that a firewall is maintained in defense of all files containing Confidential Information on internet-facing systems. J.P. Morgan will segregate the internet environment used to provide services to its clients from internet environment used by internal J.P. Morgan personnel.

ETF Agency Services Agreement – 2025

SCHEDULE F

INSURANCE COVERAGE

Type of Insurance	Minimum Coverage Amount
Workers’ Compensation or Employer’s Liability Insurance in such form, including such coverage and in such amounts, as may be required by law, but if not required by law, then at least adequate medical insurance covering J.P. Morgan Personnel.	As required by law, but if not required by law, minimum coverage amount to be no less than $1,000,000 (USD)* per disease, accident, employee and/or occurrence. This minimum limit requirement may be met by any combination of primary and/or umbrella/excess coverage.
Commercial General Liability or Public Liability Insurance written on an occurrence basis, and including coverage in respect of: death, bodily or personal injury, property damage, advertising injury, products and completed hazards, and contractual liability, directly or indirectly related to the performance (or failure to perform), activities or Services and/or Products provided and operations of J.P. Morgan, its employees, agents and contractors; and including the Trust and Trust Affiliates as additional insureds (but J.P. Morgan being solely liable for any policy deductible, self-insured retention or excess).

$3,000,000 (USD)* (or, if the Trust deems J.P. Morgan to be providing construction works or services,

$5,000,000 (USD)*), per occurrence and in the aggregate.

This minimum limit requirement may be met by any combination of primary and/or umbrella/excess coverage.

Comprehensive Crime, Employee Dishonesty or Bankers Blanket Bond including coverage in respect of: employee theft, forgery, fraud and computer crime; and including the Trust and Trust Affiliates as joint loss payees (but J.P. Morgan being solely liable for any policy deductible, self-insured retention or excess).	$25,000,000 (USD)*, per loss and in the aggregate.
Errors and Omissions Insurance or Bankers Professional Liability Insurance including coverage in respect of: work performed in connection with this Agreement, including coverage for technology (both products and services) errors and omissions.	$25,000,000 (USD)*, per wrongful act and in the aggregate. This coverage may be combined with the Cyber Insurance listed below.
Cyber Insurance including coverage in respect of: cyber security events, network security failures, system failures and/or data protection or privacy breaches and associated losses, liabilities and costs (including the costs of investigating, managing, responding and remediating, business interruption costs, digital asset loss, regulatory investigation costs, regulatory fines and penalties, ransomware and cyber extortion costs).	$25,000,000 (USD)*, per loss and in the aggregate.

*Or, if higher, the amount required by Applicable Laws. Amounts are expressed here in United States Dollars but may be satisfied by an equivalent amount in the local currency in which the relevant policy is denominated, applying the foreign exchange conversion rate (as quoted by a recognised exchange) in force as at the date that cover under such policy is commenced or renewed (as the case may be).

ETF Agency Services Agreement – 2025

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF ETF SERIES

1.	First Eagle US Equity ETF

2.	First Eagle Mid Cap Equity ETF

ETF Agency Services Agreement – 2025

EXHIBIT B

First Eagle ETF Trust
ETF Order Form

For inquiries, please contact the JPM Order Taking Team at Tel: 800-969-7017 or via email: ETF_Support_Team@jpmorgan.com

Order ID: ______________________	Trade Date: ______________

Order Date: ______________________	Settle Date: ______________

Order Time: ______________________

Trader Name: _______________________

Trader JPMM ID: ____________________

Authorized Participant Entity Name: ____________________

Authorized Participant DTC #: _______________

ETF Symbol: __________________________

ETF Name: ______________________________

Order Direction (circle one):              Create                 Redeem

Order Type (circle one):        Cash              Cash and Securities

Units:      _____________   Total Shares: ________________

Cash in Lieu (CUSIPs or SEDOLs only):

Non-standard requests:

Creation Attestation

☑ Purchaser represents and warrants that, immediately after giving effect to the purchase of Shares to which this confirmation relates, it will not own or hold eighty percent (80%) or more of the outstanding Shares of the relevant Series of the Trust.

Redemption Attestation

☑ The Participant when submitting a Redemption Request is deemed to represent to the Trust that, as of the close of that Business Day, it (or its Participant Client) will own (within the meaning of Rule 200 of Regulation SHO) or has arranged to borrow for delivery to the Trust on or prior to the settlement date of the Redemption Request, the requisite number of Shares of the relevant Fund to be redeemed.

Authorized Participant Signature: _______________________

Please fax this form to 617-275-4474

ETF Agency Services Agreement – 2025